Exhibit 99.1

Textura Announces Revenue Increase of 61% for the Quarter ended March 31, 2014

Chicago, IL, May 7, 2014 / PRNewswire/ --Textura Corporation (NYSE: TXTR), the leading provider of collaboration solutions for the construction industry, today announced financial results for the quarter ended March 31, 2014.

•	Revenue increased 61% year over year to $13.8 million

•	Organic revenue growth of 46% year over year

•	Construction value added of $19.5 billion, up 84% year over year

•	Gross margin of 79%, up from 77% in prior quarter

•	Adjusted EPS loss of $0.16, improving from $0.19 in the prior quarter

•	Net loss per share of $0.30, compared to $0.27 in the prior quarter

•	Change in fiscal year end from September 30th to December 31st

“While our quarterly results were strong and within our guidance range,” said Patrick Allin, Chairman and CEO of Textura, “the results did not fully meet our internal expectations. Severe winter weather conditions across much of the country resulted in delays in construction project starts and delays in contracting for projects on system. In addition, negative reports on Textura at the beginning of the quarter had the impact of delaying sales to prospective clients and slowing down the implementation of our new clients. That being said, weather and other distractions are temporary delays. Our business opportunity and future growth prospects have not changed, and we are pleased with the improving gross margin and Adjusted EPS in the quarter.”

“Due to the nature of our business model, when project or contracting activity is delayed, it has an impact on revenue growth for the next couple of quarters,” said Jillian Sheehan, Executive Vice President and CFO of Textura. “Despite a temporary delay in revenue, we expect to continue to see strong future revenue growth, leverage in our business model and improving Adjusted EPS going forward.”

Results for the quarter ended March 31, 2014:

•
Revenue: Revenue was $13.8 million, an increase of 61% over the prior-year period, and organic revenue increased by 46% year over year. Revenue for the quarter was negatively impacted by delays due to weather and delays in large general contractor sales and implementations, partially offset by the positive impact of the ongoing conversion of certain of our existing CPM general contractor clients to a new approach to calculating subscription fees based on combining project and monthly fees.

•
Operating Metrics: Total active construction projects increased 34% year over year to 7,052. New projects added totaled 1,712, representing $19.5 billion in construction value, up 84% year over year. Organic active projects increased 30% year over year to 6,838, with 1,618 projects added during the quarter representing $16.2 billion in construction value, up 53% year over year. Latista added 94 projects for $3.3 billion in construction value and had 214 active projects during the quarter. Total number of organizations increased by 103% year over year to 14,173.

•	Deferred Revenue: Deferred revenue at March 31, 2014 was $27.8 million, up 64% from $17.0 million at March 31, 2013, and up 8% from $25.8 million at December 31, 2013.

•
Net Loss: Adjusted EBITDA loss was $3.3 million and GAAP net loss was $7.3 million, increases from $2.6 million and $4.9 million, respectively, in the quarter ended March 31, 2013. Adjusted EPS loss was $0.16 and GAAP net loss per share was $0.30, decreases from $0.35 and $0.56, respectively, in the quarter ended March 31, 2013, driven by a higher share count.

•
Total Cash and Cash Equivalents: As of March 31, 2014, total cash and cash equivalents was $72.7 million. Cash used in operations during the quarter was $3.3 million, which increased from $2.1 million in the prior-year period, driven by higher personnel-related expenses due to growth and the Latista acquisition, partially offset by higher revenue and changes in working capital balances year over year. The change in the accounts receivable balance was impacted by the high level of sales late in the quarter, which affected the timing of cash collection. Other uses of cash during the quarter included capital expenditures to maintain existing infrastructure and to finance the purchase of new assets.

•
LATISTA: The Latista acquisition closed on December 2, 2013 and resulted in revenue of $0.7 million in the quarter. The impact of Latista included in the consolidated results was Adjusted EBITDA loss and GAAP net loss of $1.1 million and $1.7 million, respectively, and Adjusted EPS loss and GAAP net loss per share of $0.04 and $0.07, respectively.

	Three Months Ended March 31, 2014
	Pre-LATISTA	LATISTA	Total
Revenue	$13.1	$0.7	$13.8
Year-over-year revenue growth	54%	-	61%
Adjusted EPS loss per share	$0.12	$0.04	$0.16
GAAP net loss per share	$0.23	$0.07	$0.30

Change in Fiscal Year End
On May 1, 2014, Textura's Board of Directors approved a change in Textura's fiscal year end from September 30th to December 31st. The decision to change the full fiscal year end to coincide with the calendar year end is intended to improve comparability with industry peers and better align our reporting and planning cycle with the construction industry.
Outlook
Textura is providing guidance for the second, third and fourth quarters of its new fiscal year ending December 31, 2014 and for its new fiscal year ending December 31, 2014. The guidance shows that we expect revenue growth to continue at a high rate and despite high levels of investment in our product strategy and business, Adjusted EPS to continue to improve. Textura expects to be operating cash flow neutral to slightly positive for its fiscal year ending December 31, 2014.
For the quarter ended June 30, 2014, Textura expects to report:

•	Revenue in the range of $14.7 to $15.0 million

•	Year-over-year revenue growth in the range of 57 - 60%

•	Adjusted EPS in the range of $(0.12) - $(0.14)*

•	GAAP net loss per share in the range of $(0.24) - $(0.26)

•	Impact of LATISTA on consolidated results:

Three Months Ended June 30, 2014
	Pre-LATISTA Guidance	LATISTA Guidance	Total Guidance
Revenue range	$14.1 - $14.2	$0.6 - $0.8	$14.7 - $15.0
Year-over-year revenue growth range	51 - 52%	-	57 - 60%
Adjusted EPS range	$(0.08) - $(0.09)	$(0.04) - $(0.05)	$(0.12) - $(0.14)
GAAP net loss per share range	$(0.17) - $(0.18)	$(0.07) - $(0.08)	$(0.24) - $(0.26)
* Excluding stock-based compensation expenses of $1.8 million and amortization of acquired intangible assets of $1.3 million, and assuming approximately 25.0 million weighted-average common shares outstanding.

For the quarter ended September 30, 2014, Textura expects to report:

•	Revenue in the range of $16.4 to $17.1 million

•	Year-over-year revenue growth in the range of 51 - 58%

•	Adjusted EPS in the range of $(0.06) - $(0.09)*

•	GAAP net loss per share in the range of $(0.17) - $(0.20)

•	Impact of LATISTA on consolidated results:

Three Months Ended September 30, 2014
	Pre-LATISTA Guidance	LATISTA Guidance	Total Guidance
Revenue range	$15.7 - $16.2	$0.7 - $0.9	$16.4 - $17.1
Year-over-year revenue growth range	45 - 49%	-	51 - 58%
Adjusted EPS range	$(0.02) - $(0.04)	$(0.04) - $(0.05)	$(0.06) - $(0.09)
GAAP net loss per share range	$(0.11) - $(0.13)	$(0.06) - $(0.07)	$(0.17) - $(0.20)
* Excluding stock-based compensation expenses of $1.5 million and amortization of acquired intangible assets of $1.3 million, and assuming approximately 25.6 million weighted-average common shares outstanding.

For the quarter ended December 31, 2014, Textura expects to report:

•	Revenue in the range of $18.7 to $19.7 million

•	Year-over-year revenue growth in the range of 56 - 64%

•	Adjusted EPS in the range of $(0.02) - $0.02*

•	GAAP net loss per share in the range of $(0.08) - $(0.12)

•	Impact of LATISTA on consolidated results:

Three Months Ended December 31, 2014
	Pre-LATISTA Guidance	LATISTA Guidance	Total Guidance
Revenue range	$17.7 - $18.4	$1.0 - $1.3	$18.7 - $19.7
Year-over-year revenue growth range	50 - 56%	—	56 - 64%
Adjusted EPS range	$0.02 - $0.05	$(0.03) - $(0.04)	$(0.02) - $0.02
GAAP net loss per share range	$(0.03) - $(0.06)	$(0.05) - $(0.06)	$(0.08) - $(0.12)
* Excluding stock-based compensation expenses of $1.5 million and amortization of acquired intangible assets of $1.1 million, and assuming approximately 25.8 million weighted-average common shares outstanding.
For the year ended December 31, 2014, Textura expects to report:

•	Revenue in the range of $63.6 to $65.6 million

•	Year-over-year revenue growth in the range of 56 - 61%

•	Adjusted EPS in the range of $(0.32) - $(0.41)*

•	GAAP net loss per share in the range of $(0.79) - $(0.88)

•	Impact of LATISTA on consolidated results:

Twelve Months Ended December 31, 2014
	Pre-LATISTA Guidance	LATISTA Guidance	Total Guidance
Revenue range	$60.6 - $61.9	$3.0 - $3.7	$63.6 - $65.6
Year-over-year revenue growth range	49 - 53%	—	56 - 61%
Adjusted EPS range	$(0.17) - $(0.23)	$(0.15) - $(0.18)	$(0.32) - $(0.41)
GAAP net loss per share range	$(0.53) - $(0.59)	$(0.26) - $(0.29)	$(0.79) - $(0.88)
* Excluding stock-based compensation expenses of $6.8 million and amortization of acquired intangible assets of $5.0 million, and assuming approximately 25.3 million weighted-average common shares outstanding.

Conference Call and Webcast Information
Textura plans to host a conference call today at 4:00 p.m. Central Time/ 5:00 p.m. Eastern Time to review its financial results for the quarter ended March 31, 2014 and to discuss its financial outlook. Interested parties are invited to listen to the conference call by dialing 1- 877-407-9039, or for international callers, 1- 201-689-8470. Replays of the entire call will be available through May 14, 2014 at 1-877-870-5176, or for international callers, 1-858-384-5517, conference ID # 13580773. A webcast of the conference call will also be available on the investor relations page of Textura's website at investors.texturacorp.com.

About Textura

Textura is the leading provider of collaboration and productivity tools for the construction industry. Our solutions serve all construction industry professionals across the project lifecycle - from takeoff, estimating, design, pre-qualification and bid management to submittals, field management, LEED® management and payment. Textura's collaboration platform and online product suite represent the first time the industry has all the tools needed to manage their business in an integrated fashion to save time and money and reduce exposure to risks. With award winning technology, world-class customer support and consistent growth, Textura is leading the construction industry's technology transformation.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Textura's financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled “Adjusted EBITDA and Adjusted EPS Definitions.”
Adjusted EBITDA and Adjusted EPS Definitions
Adjusted EBITDA represents loss before interest, taxes, depreciation and amortization, share-based compensation expense, acquisition-related and other expenses. Adjusted EBITDA is not determined in accordance with accounting principles generally accepted in the United States (''GAAP''), and is a performance measure used by management in conjunction with traditional GAAP operating performance measures as part of the overall assessment of our performance including:

•	for planning purposes, including the preparation of the annual budget; and

•	to evaluate the effectiveness of business strategies.

We believe the use of Adjusted EBITDA as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations. For our internal analysis, Adjusted EBITDA removes fluctuations caused by changes in our capital structure (interest expense), non-cash items such as depreciation, amortization and share-based compensation, and infrequent charges.
These excluded amounts in any given period may not directly correlate to the underlying performance of the business or may fluctuate significantly from period to period due to acquisitions, fully amortized tangible or intangible assets, or the timing and pricing of new share-based awards. We also believe Adjusted EBITDA is useful to investors and securities analysts in evaluating our operating performance as it provides them an additional tool to compare business performance across companies and periods.
Adjusted EBITDA is not a measurement under GAAP and should not be considered an alternative to net loss or as an alternative to cash flows from operating activities. The Adjusted EBITDA measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted EPS is calculated as Adjusted Net Loss divided by the number of weighted-average common shares outstanding during the period. Adjusted Net Loss is comprised of Textura's net loss adjusted for share-based compensation expense, amortization expense, acquisition-related and other expenses recognized during the period.

We believe the use of Adjusted EPS as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.
Adjusted EPS is not a measurement under GAAP and should not be considered an alternative to net loss per share. The Adjusted EPS measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Forward-Looking Statements
This press release includes forward-looking statements, including statements regarding Textura's future financial performance, market growth, demand for Textura's solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Textura's historical performance and its current expectations and projections about future events and financial trends affecting the financial condition of its business. These forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward-looking statements are based on information available to Textura as of the date of this press release, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, trends in the global and domestic economy and the commercial construction industry; our ability to effectively manage our growth; our ability to develop the market for our solutions; competition with our business; abnormal severe winter weather conditions; our dependence on a limited number of client relationships for a significant portion of our revenues; our dependence on a single software solution for a substantial portion of our revenues; the length of the selling cycle to secure new enterprise relationships for our CPM solution, which requires significant investment of resources; our ability to cross-sell our solutions; the continued growth of the market for on-demand software solutions; our ability to develop and bring to market new solutions in a timely manner; our success in expanding our international business and entering new industries; and the availability of suitable acquisitions or partners and our ability to achieve expected benefits from such acquisitions or partnerships, including our acquisition of PlanSwift in January 2013 and LATISTA in December 2013. Forward-looking statements speak only as of the date of this press release and we assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Further information on potential factors that could affect actual results is included under the heading "Risk Factors" in our Annual Report on Form10-K filed on November 26, 2013, and our other reports filed with the SEC.
Investor Contacts:
Jillian Sheehan
Textura Corporation, EVP & CFO
847-235-8440
or
ir@texturacorp.com
847-457-6553

Textura Corporation
Consolidated Balance Sheets (unaudited)
(in thousands, except per share amounts)

	March 31, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$72,654	$77,130
Accounts receivable, net of allowance for doubtful accounts of $148	7,236	5,516
Prepaid expenses and other current assets	2,289	2,631
Total current assets	82,179	85,277
Property and equipment, net	21,852	21,070
Restricted cash	530	530
Goodwill	52,848	52,848
Intangible assets, net	15,826	17,108
Other assets	1,140	1,217
Total assets	$174,375	$178,050

Liabilities, Redeemable Securities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$1,294	$1,522
Accrued expenses	7,530	8,053
Deferred revenue, short-term	24,900	22,482
Notes and leases payable, short-term	873	842
Total current liabilities	34,597	32,899
Deferred revenue, long-term	2,934	3,349
Notes and leases payable, long-term	412	638
Other long-term liabilities	2,398	2,324
Total liabilities	40,341	39,210
Contingencies (Note 6)
Redeemable non‑controlling interest	370	355
Stockholders’ equity (deficit)
Preferred stock, $.001 par value; 10,000 authorized; 0 shares issued and outstanding	—	—
Common stock, $.001 par value; 90,000 shares authorized; 25,297 and 25,247 shares issued and 24,835 and 24,785 shares outstanding at March 31, 2014 and December 31, 2013, respectively	25	25
Additional paid in capital	331,510	329,073
Treasury stock, at cost; 462 shares	(5,831)	(5,831)
Accumulated other comprehensive loss	(42)	(49)
Accumulated deficit	(191,998)	(184,733)
Total stockholders’ equity (deficit)	133,664	138,485
Total liabilities, redeemable securities and stockholders’ equity (deficit)	$174,375	$178,050

Textura Corporation
Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
Revenues	$13,787	$8,548
Operating expenses
Cost of services (exclusive of depreciation and amortization shown separately below)	2,882	1,780
General and administrative	6,055	4,561
Sales and marketing	4,843	2,284
Technology and development	5,356	3,350
Depreciation and amortization	1,886	1,113
Total operating expenses	21,022	13,088
Loss from operations	(7,235)	(4,540)
Other expense, net
Interest income	18	2
Interest expense	(43)	(377)
Change in fair value of conversion option liability	—	69
Total other expense, net	(25)	(306)
Loss before income taxes	(7,260)	(4,846)
Income tax provision	80	49
Net loss	(7,340)	(4,895)
Less: Net loss attributable to non-controlling interests	(75)	(711)
Net loss attributable to Textura Corporation	(7,265)	(4,184)
Accretion of redeemable Series A-1 preferred stock	—	1,074
Accretion of redeemable non‑controlling interest	94	71
Dividends on Series A-2 preferred stock	—	120
Net loss available to Textura Corporation common stockholders	$(7,359)	$(5,449)
Net loss per share available to Textura Corporation common stockholders, basic and diluted	$(0.30)	$(0.56)
Weighted average number of common shares outstanding, basic and diluted	24,812	9,755

Textura Corporation
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities
Net loss	$(7,340)	$(4,895)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,886	1,113
Deferred income taxes	80	49
Non-cash interest expense	(1)	192
Change in fair value of conversion option liability	—	(70)
Share‑based compensation	1,936	478
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(1,720)	(733)
Prepaid expenses and other assets	419	(175)
Deferred revenue, including long-term portion	2,003	2,332
Accounts payable	(130)	951
Accrued expenses and other	(463)	(1,347)
Net cash used in operating activities	(3,330)	(2,105)
Cash flows from investing activities
Purchases of property and equipment	(1,552)	(80)
Acquisitions of businesses, net of cash acquired	—	(989)
Net cash used in investing activities	(1,552)	(1,069)
Cash flows from financing activities
Principal payments on loan payable	(4)	(250)
Payments on capital leases	(195)	—
Proceeds from debt issuances	—	6,930
Proceeds from exercise of options and warrants	595	—
Deferred finance and offering costs	—	(375)
Net cash used in financing activities	396	6,305
Effect of changes in foreign exchange rates on cash and cash equivalents	10	—
Net decrease in cash and cash equivalents	(4,476)	3,131
Cash and cash equivalents
Beginning of period	$77,130	$1,890
End of period	$72,654	$5,021

Textura Corporation
Operating Metrics (unaudited)
(dollars in thousands, except where otherwise indicated)

	Three Months Ended March 31,
	2014	2013
Activity‑driven revenue	$10,657	$6,772
Organization‑driven revenue	3,130	1,776
Total revenue	$13,787	$8,548
Activity‑driven revenue:
Number of projects added	1,712	1,245
Client-reported construction value added (billions)	$19.5	$10.6
Active projects during period	7,052	5,263
Organization‑driven revenue:
Number of organizations	14,173	6,997

The following table presents a reconciliation from the most directly comparable GAAP measure, net loss, to Adjusted EBITDA (in thousands, unaudited):

	Three Months Ended March 31,
	2014	2013
Net loss	$(7,340)	$(4,895)
Net interest expense	25	375
Income tax provision	80	49
Depreciation and amortization	1,886	1,113
EBITDA	(5,349)	(3,358)
Share‑based compensation expense	1,936	478
Acquisition‑related expenses*	74	258
Adjusted EBITDA	$(3,339)	$(2,622)

*Acquisition-related expenses are included within general and administrative expenses on the statement of operations.
Share-based compensation expense for employee equity awards is reflected in the following captions in the consolidated statements of operations (in thousands, unaudited):

	Three Months Ended March 31,
	2014	2013
Cost of services	$175	$43
General and administrative	1,168	271
Sales and marketing	312	82
Technology and development	281	82
Total	$1,936	$478

The following table presents a reconciliation from the most directly comparable GAAP measure, net loss per share, to Adjusted EPS (in thousands, except per share amounts, unaudited):

	Three Months Ended March 31,
	2014	2013
Net loss available to Textura Corporation common shareholders	$(7,359)	$(5,449)
Accretion of redeemable Series A-1 preferred stock	—	1,074
Accretion of redeemable non-controlling interest	94	71
Dividends on Series A-2 preferred stock	—	120
Net loss attributable to non-controlling interest	(75)	(711)
Net loss	$(7,340)	$(4,895)

Share-based compensation expense	1,936	478
Amortization of intangible assets	1,282	739
Acquisition-related expenses	74	258
Adjusted net loss	$(4,048)	$(3,420)

Weighted-average common shares used in basic and diluted EPS	24,812	9,755
Adjusted EPS	$(0.16)	$(0.35)

Net loss per share	$(0.30)	$(0.56)
Accretion of redeemable Series A-1 preferred stock	$—	$0.11
Accretion of redeemable non-controlling interest	$0.01	$0.01
Dividends on Series A-2 preferred stock	$—	$0.01
Net loss attributable to non-controlling interest	$—	$(0.08)
Share-based compensation expense	$0.08	$0.05
Amortization of intangible assets	$0.05	$0.08
Acquisition-related expenses	$—	$0.03
Adjusted EPS	$(0.16)	$(0.35)

The following table presents a reconciliation from the most directly comparable GAAP measure, net loss per share guidance, to Adjusted EPS guidance:

	Three months ended June 30, 2014
	High End	Low End
Net loss per share	$(0.24)	$(0.26)
Share-based compensation expense	0.07	0.07
Amortization of intangible assets	0.05	0.05
Adjusted EPS	$(0.12)	$(0.14)
The following table presents a reconciliation from the most directly comparable GAAP measure, net loss per share guidance, to Adjusted EPS guidance:

	Three months ended September 30, 2014
	High End	Low End
Net loss per share	$(0.17)	$(0.20)
Share-based compensation expense	0.06	0.06
Amortization of intangible assets	0.05	0.05
Adjusted EPS	$(0.06)	$(0.09)
The following table presents a reconciliation from the most directly comparable GAAP measure, net loss per share guidance, to Adjusted EPS guidance:

	Three months ended December 31, 2014
	High End	Low End
Net loss per share	$(0.08)	$(0.12)
Share-based compensation expense	0.06	0.06
Amortization of intangible assets	0.04	0.04
Adjusted EPS	$0.02	$(0.02)
The following table presents a reconciliation from the most directly comparable GAAP measure, net loss per share guidance, to Adjusted EPS guidance:

	Twelve months ended December 31, 2014
	High End	Low End
Net loss per share	$(0.79)	$(0.88)
Accretion of redeemable non-controlling interest	0.01	0.01
Share-based compensation expense	0.27	0.27
Amortization of intangible assets	0.19	0.19
Adjusted EPS	$(0.32)	$(0.41)